Exhibit 10.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is executed as of January 12, 2005 by and between AIR INTERNATIONAL INCORPORATED, a Delaware corporation (“Seller”), and AVAERO SERVICES, LLC, a Florida limited liability company (“Buyer”).

R E C I T A L S

A. Avantair, Inc., a Nevada corporation (“Avantair”) and Seller have entered into that certain Asset Purchase Agreement dated as of September 2, 2004 (the “Purchase Contract”) pursuant to which Seller agreed to transfer and assign to Avantair, and Avantair agreed to assume from Seller, all of Seller’s right, title and interest in, to and under that certain Lease Agreement with Option to Renew dated July 8, 1986 (the “Lease”) between Seller and the County relating to the Leased Premises. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Contract.

B. Pursuant to that certain assignment agreement dated January 12, 2005, Avantair assigned all if its rights and obligations under the Purchase Contract to Buyer.

C. In consideration for certain concessions by the Buyer set forth more particularly in this Amendment, Seller has agreed to reduce the Purchase Price on the terms of this Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals, and in further consideration of the mutual covenants and agreements hereinafter set forth, Seller and Buyer hereby agree as follows:

1. Notwithstanding anything in this Amendment or the Purchase Contract to the contrary, (a) Seller and Buyer hereby agree that Schedule 5(b)(iii)(A) to the Purchase Contract is hereby replaced with Revised Schedule 5(b)(iii)(A) attached hereto; (b) Buyer waives all contingencies to closing the transactions contemplated by the Purchase Contract, including without limitation, the purchase of the Assets in their “as is” condition, except Buyer does not waive the conditions set forth in Section 5(b) of the Purchase Contract; (c) Seller and Buyer hereby agree that the Earnest Money under the Contract is non-refundable to Buyer and shall be immediately released to the Seller by the Escrow Agent; and (d) Seller and Buyer hereby agree that the Purchase Price under the Contract is hereby reduced to Sixty Hundred Fifty Thousand Dollars ($650,000).

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2. To the extent that anything in the Purchase Contract is inconsistent with the provisions of this Amendment, the Purchase Contract is hereby amended to conform to the provisions hereof.

3. Except as amended hereby, the Purchase Contract shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed as of the date first set forth above.

“Seller”

Air International Incorporated,
a Delaware corporation

By:	/s/ John R. Lee
Name:	John R. Lee
Its:	CFO

“Buyer”

AvAero Services, LLC
a Florida limited liability company

By:	/s/ Kevin V. McKamey
Name:	Kevin V. McKamey
Its:	Managing Member

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Revised Schedule 5(b)(iii)(A)

STATE OF FLORIDA            )

PINELLAS COUNTY             )

ASSIGNMENT, ASSUMPTION AND AMENDMENT OF LEASE

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT OF LEASE (this “Agreement”) is made as of the              day of                     , 200    , by and between Air International Incorporated, a Delaware corporation (“Seller”), AvAero Services, LLC, a Florida limited liability company (“Buyer”), Mark Dessy, an individual (“Guarantor”) and Pinellas County, Florida (the “County”).

Recitals

WHEREAS, Avantair, Inc., a Nevada corporation (“Avantair”), and Seller have entered into that certain Asset Purchase Agreement dated as of September 2, 2004 (the “Purchase Contract”) pursuant to which Seller agreed to transfer and assign to Avantair, and Avantair agreed to assume from Seller, all of Seller’s right, title and interest in, to and under that certain Lease Agreement with Option to Renew dated July 8, 1986 (the “Lease”) between Seller and the County. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Contract.

WHEREAS, pursuant to that certain assignment agreement dated January 12, 2005, Avantair assigned all if its rights and obligations under the Purchase Contract to Buyer.

Agreement

NOW, THEREFORE, for and in consideration of the Purchase Price and the representations, warranties and covenants contained in the Purchase Contract, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, Buyer and the County here agree as follows:

1. Assignment and Assumption.

(a) Seller does hereby, by these presents, convey, set over and assign to Buyer all right, title and interest in to and under and to the Lease.

(b) Buyer hereby accepts the assignment by Seller of all of its right, title and interest in, to and under the Lease, and hereby assumes and agrees to fully and faithfully observe, perform and fulfill all obligations and liabilities of Buyer under the terms of the Lease beginning on the date hereof.

2. Consent and Release by County. The County hereby (i) acknowledges and consents to the assignment of the Lease as set forth above, (b) releases and forever discharges

Seller from any and all liabilities and obligations imposed on Seller under or in connection with the Lease, the leased premises and the improvements constructed thereon arising after the date of the foregoing assignment to Buyer, (c) releases and forever discharges Seller and its affiliates, including without limitation, Pemco Aeroplex, Inc., an Alabama corporation formerly known as Hayes International Corp., as the Guarantor under the Lease, and (d) confirms that all payments due under the Lease to date have been paid and that no default on the part of Seller exists under the Lease.

3. Amendment to Lease. The notice address for the Lessee under Section 34 of the Lease is hereby deleted and replaced with the following:

AvAero Services, LLC

Attn:

4. Environmental Matters.

(a) Notwithstanding anything to the contrary contained in the Lease or this Agreement but subject to the compliance of all parties to the terms of this paragraph, Seller will retain all liability for and pay all costs associated with any and all investigation, study, clean-up, corrective action, response or remedial action with respect to past spills or releases of any hazardous substances, including without limitation, any petroleum, fuel or oil products, at or in the immediate vicinity of that certain outdoor storage area near building 4311 on the Leased Premises (“the “Storage Area”) that contains an above-ground storage tank for diesel fuel, an above-ground storage tank for unleaded fuel and an above-ground storage tank for waste oil (collectively, the “Storage Tanks”), which Storage Tanks are surrounded by a concrete berm, provided, that such investigation, study, clean-up, corrective action, response or remedial action is required by (a) any local, state or federal government or agency now or hereafter authorized to regulate the environment and/or any Leased Premises (hereinafter “Governmental Entities”), or (b) any consent decree, court or administrative order now or hereafter applicable to Seller or the Leased Premises, to correct a violation of any Environmental Laws (as defined below) (collectively, the “Indemnified Matters”). Subject to the terms of this paragraph, Seller shall pay when due any Indemnified Matters incurred, made or asserted by or against the Buyer or the County, and shall assume the burden and expense of defending all suits, administrative proceedings and actions of any description arising out of the Indemnified Matters. The Parties agree that Indemnified Matters do not include (a) all foreseeable and unforeseeable special, incidental and consequential damages resulting from any of the foregoing, and (b) repairs, remediation, clean up, detoxification and removal of spills or releases of any hazardous substances, including without limitation, any petroleum, fuel or oil products, that occur from the Buyer’s or any third party’s use of or work in the Storage Area after the date of this Agreement. Neither Seller, Buyer nor the County is aware that the Storage Area or the concrete berm, or the area immediately around the Storage Area and concrete berm, currently presents any environmental condition that requires either legal notification to an governmental authority or an investigation, remediation or clean up. Buyer and County agree that Seller’s indemnification, defense and hold harmless herein applies only if the repairs, remediation, clean up, detoxification and removal is required by a Governmental Entity, consent decree or court or administrative order; and that neither Buyer nor County shall request the same of any Governmental Entity or court unless one or both determine that legal notification or an investigation and/or clean up is legally required. In that event, Buyer and the County agree, prior to making any such request to an appropriate Governmental Entity or court, to provide Seller with at least fifteen (15) business days’ prior written notice. Any notice required by Buyer or County herein shall include the date on which said determination was made, the facts on which the determination is made, and the citations to the proper legal or regulatory authorities requiring the same. For purposes of this Agreement, the term “Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Alabama Solid Waste Disposal Act, Ala. Code § 22-27-1, et seq., the Alabama Hazardous Wastes Management and Minimization Act, Ala. Code § 22-30-1, et seq., the Alabama Water Pollution Control Act, Ala. Code § 22-22-1, et seq. or any other federal or state laws regulating the environment; and in the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules or ordinances now or hereafter in effect

(b) Buyer agrees to remove and properly dispose of, off the Leased Premises, the Storage Tanks and their contents within thirty (30) days of the date of this Agreement. Buyer agrees that all documents associated with the removal and off-site disposal of the Storage Tanks and their contents shall reflect only the Buyer’s name. Buyer unconditionally agrees to indemnify, defend, and hold harmless Seller from and against all claims and losses directly or indirectly resulting from the removal and disposal of said Storage Tanks, including any spills or releases that might occur during said removal, transportation, and disposal. Buyer further agrees to provide Seller written documentation reflecting this removal and disposal within ten (10) business days of completion.

5. Guarantee. The obligations of the Buyer, as Lessee under the Lease, for payment of rentals pursuant to paragraphs 3 and 15 of the Lease are hereby unconditionally guaranteed by the Guarantor. Payment of said rental amounts shall be due and payable by Guarantor to the County, as Lessor under the Lease, upon receipt of notice from the County that Buyer has failed to make said payments in accordance with the terms of the Lease.

6. Miscellaneous.

(a) This Agreement shall inure to the benefit of Seller, Guarantor, County and Buyer and their respective successors and assigns; provided however, notwithstanding the forgoing, the provisions of Section 4 of this Agreement shall remain personal to Seller, County and Buyer and shall not be transferable or assignable to third parties, subsequent parties to the Lease, subsequent owners of any interest in any property that is the subject of the Lease or any other potential successors. This Agreement may be executed in multiple original counterparts, each which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(b) Unless expressly set forth herein to the contrary, this Agreement is subject to and is to be construed according to the terms of the Purchase Contract, including, without limitation, Seller’s disclaimer of warranties set forth therein.

IN WITNESS WHEREOF, Seller, Buyer, Guarantor and County have executed this Agreement as of the date first set forth above.

“Seller”

Air International Incorporated,
a Delaware corporation

By:
Name:
Its:

“Buyer”

AvAero Services, LLC
a Florida limited liability company

By:
Name:
Its:

“County”

Pinellas County, Florida, by and through its Board of County Commissioners

By:
Name:
Its:

“Guarantor”

Mark Dessy

STATE OF ALABAMA	)
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this      day of                     , 2005, by                                 , as                                  of Air International Incorporated, a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced                                  (state) driver’s license no.                                  as identification.

My Commission Expires:
NOTARY PUBLIC (Signature)

(AFFIX NOTARY SEAL)	(Printed Name)

(Title or Rank)

(Serial Number, if any)

STATE OF FLORIDA )
COUNTY OF )

The foregoing instrument was acknowledged before me this      day of                     , 2005, by                                 , as                                  of AvAero Services, LLC, a Florida limited liability company, on behalf of the limited liability company. (S)he is personally known to me or has produced                                  (state) driver’s license no.                                  as identification.

My Commission Expires:
NOTARY PUBLIC (Signature)

(AFFIX NOTARY SEAL)	(Printed Name)

(Title or Rank)

(Serial Number, if any)

STATE OF FLORIDA )
COUNTY OF )

The foregoing instrument was acknowledged before me this      day of                     , 2005, by                                 , as                                  of the Board of County Commissioners of Pinellas County, Florida, on behalf of such county. (S)he is personally known to me or has produced                                  (state) driver’s license no.                                  as identification.

My Commission Expires:
NOTARY PUBLIC (Signature)

(AFFIX NOTARY SEAL)	(Printed Name)

(Title or Rank)

(Serial Number, if any)

STATE OF )
COUNTY OF )

The foregoing instrument was acknowledged before me this      day of                     , 2005, by Mark Dessy. He is personally known to me or has produced                                  (state) driver’s license no.                                  as identification.

My Commission Expires:
NOTARY PUBLIC (Signature)

(AFFIX NOTARY SEAL)	(Printed Name)

(Title or Rank)

(Serial Number, if any)